Exhibit 10.1
AG MORTGAGE INVESTMENT TRUST, INC.
2025 EQUITY INCENTIVE PLAN

    1.    Purposes of this Plan. The purpose of this Plan is to attract and retain key personnel, motivate outstanding performance and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates, as well as employees of the Manager and its Affiliates who are providing services to the Company and its Affiliates, can acquire and maintain an equity interest in the Company, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and aligning their interests with those of the Company’s stockholders.

    2.    Definitions. The following definitions shall be applicable throughout this Plan.

        (a)    "Affiliate" means, with respect to any Person, (i) any other Person that, directly or indirectly controls, is controlled by or is under common control with such Person and/or (ii) to the extent provided by the Committee, any person or entity in which such Person has a significant interest. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise, as determined by the Committee.

        (b)    "Applicable Laws" means the requirements relating to the administration of, and the issuance of securities under, equity-based awards or equity compensation plans, including, without limitation, the requirements of U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or may be, granted under this Plan. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, to the extent reasonably appropriate as determined by the Committee.

        (c)    "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit and Other Stock-Based Award granted under this Plan.

        (d)    "Award Agreement" means the document or documents by which each Award is evidenced, which may be in written or electronic form, is subject to such terms as may be specified by the Committee, and is subject to the terms of this Plan.

        (e)    "Board" means the Board of Directors of the Company.

        (f)    "Cause" means, with respect to a Participant's termination by the Company or an Affiliate as an Eligible Person, for "Cause" as such term (or word of like import) is expressly defined in a then-effective written agreement between the Participant and the Company. In the absence of an effective written agreement that contains a definition of Cause, the term Cause shall mean any of the following (as determined in the sole discretion of the Committee): (i) any act or omission by the Participant that constitutes a material breach by the Participant of any of his or her obligations under this Plan or an applicable Award Agreement; (ii) the Participant's conviction of, or plea of nolo contendere to, (A) any felony or (B) another crime involving dishonesty or moral turpitude or a crime which could reflect negatively upon the Company (or any of its Affiliate) or otherwise impair or impede its operations; (iii) the Participant engaging in any misconduct, negligence, act of dishonesty, violence or threat of violence (including any violation of federal securities laws) that is injurious to the Company (or any of its Affiliates); (iv) the Participant's material breach of a written policy of the Company (or any of its Affiliates) or the rules of any governmental or regulatory body applicable to the Company (or any of its Affiliates); (v) the Participant's refusal to follow the directions of his or her superiors; and (vi) any other willful misconduct by the Participant which is materially injurious to the financial condition or business reputation of the Company (or any of its Affiliates).

        (g)    "Change in Control" means, except as otherwise provided in the Award Agreement, consummation of any of the following events:

            i.    the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate of the Company; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate of the Company; or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant);

            ii.    during any period of consecutive 24 months, individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

            iii.    the sale, transfer or other disposition of all or substantially all of the business or assets of the Company and its Subsidiaries to any Person that is not an Affiliate of the Company; or

            iv.    the consummation of a reorganization, recapitalization, merger, consolidation, or other similar transaction involving the Company (a "Business Combination"), unless immediately following such Business Combination 50% or more of the total voting power of the entity resulting from such Business Combination (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of such resulting entity), is held by the holders of the Outstanding Company Voting Securities immediately prior to such Business Combination.

        (h)    "Code" means the Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations and administrative guidance promulgated thereunder.

        (i)    "Committee" means the Compensation Committee, or any successor committee, or, in the absence of such committee, the Board itself.

        (j)    "Common Stock" means the Common Stock of the Company.

        (k)    "Company" means AG Mortgage Investment Trust, Inc., a Maryland corporation, and any successor thereto.

        (l)    "Disability" means either: (i) a total and permanent disability as defined in Section 22(e)(3) of the Code (applicable only to Incentive Stock Options); or (ii) the Participant (x) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve

(12) months; (y) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Participants of the Company; or (z) is determined by the Social Security Administration to be disabled. Notwithstanding the foregoing, the Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its sole discretion.

        (m)    "Dividend Equivalent Right" means a credit, made at the sole discretion of the Committee, to the account of a Participant in an amount equal to the value of dividends paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant. Under no circumstances will the payment of a Dividend Equivalent Right be made contingent on the exercise of an Option or Stock Appreciation Right.

        (n)    "Eligible Director" means a person who is (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act and (ii) an "independent" director under the rules of the New York Stock Exchange or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

        (o)    "Eligible Person" means a natural person that is (i) any individual employed by the Company or its Affiliates; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) any non-officer director of the Company or its Affiliates; (iii) any consultant or advisor to the Company or its Affiliates, including Manager Employees, who are offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates), who, in the case of each of clauses (i) through (iv) above has entered into an Award Agreement or who has received written notification from the Committee or its designee that they have been selected to participate in this Plan.

        (p)    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        (q)    "Fair Market Value" means, as of any date, if the Common Stock is listed on any established stock exchange or national market system, the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination.

        (r)    "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

        (s)    "Management Agreement" means that certain Management Agreement, dated as of June 29, 2011, by and between the Company and the Manager, as may be amended, restated, supplemented, replaced or otherwise modified from time to time, pursuant to which the Manager provides management services to the Company and its Subsidiaries.

        (t)    "Manager" means AG REIT Management, LLC, a Delaware limited liability company.

        (u)    "Manager Employees" means employees of the Manager or its Affiliates.

        (v)    "Manager Termination Event" means the termination of the Management Agreement.

        (w)    "Nonqualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Award Agreement, or an intended Incentive Stock Option that does not so qualify.

        (x)    "Option" means an option to purchase shares of Common Stock that is granted pursuant to this Plan in accordance with Section 7 hereof.

        (y)    "Other Stock-Based Award" means an Award that is granted under Section 10 of this Plan.

        (z)    "Parent" means a "parent corporation" with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (aa)    "Participant" means an Eligible Person who has been selected by the Committee or the Board to participate in this Plan and to receive an Award pursuant to this Plan.

        (bb)    "Performance Criteria" means specific levels of performance of the Company (and/or one or more of its Affiliates, divisions or operational and/or business units, business segments, administrative departments, or any combination of the foregoing) or any Participant, which may be determined in accordance with GAAP or on a non-GAAP basis including, but not limited to, one or more of the following measures: (i) terms relative to a peer group or index; (ii) basic, diluted, or adjusted earnings per share; (iii) sales or revenue; (iv) earnings available for distribution; (v) earnings before interest, taxes, and other adjustments (in total or on a per share basis); (vi) cash available for distribution; (vii) basic or adjusted net income; (viii) core earnings; (ix) book value; (x) stockholders equity; (xi) returns on equity, assets, capital, revenue or similar measure; (xii) level and growth of dividends; (xiii) the price or increase in price of Common Stock; (xiv) total stockholder return; (xv) total assets; (xvi) growth in assets, new originations of assets, or financing of assets; (xvii) equity market capitalization; (xviii) reduction or other quantifiable goal with respect to general and/or specific expenses; (xix) equity capital raised; (xx) mergers, acquisitions, increase in enterprise value of Affiliates, subsidiaries, divisions or business units or sales of assets of Affiliates, Subsidiaries, divisions or business units or sales of assets; and (xxi) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.

        (cc)    "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

        (dd)    "Plan" means this AG Mortgage Investment Trust, Inc. 2025 Equity Incentive Plan, as amended from time to time.

        (ee)    "Prior Plan" means the AG Mortgage Investment Trust, Inc. 2020 Equity Incentive Plan.

        (ff)    "Restricted Period" means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

        (gg)    "Restricted Stock" means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

        (hh)    "Restricted Stock Unit" means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

        (ii)    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        (jj)    "Stock Appreciation Right" or "SAR" means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 8 of this Plan.

        (kk)    "Subsidiary" means a subsidiary corporation with respect to Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

        (ll)    "Termination" means the termination of a Participant’s employment or service, as applicable, with the Company, the Manager or one of their respective Affiliates; provided, however, that with respect to any Participant who is an employee of the Manager or its Affiliates, such Participant shall instead be deemed to undergo a Termination hereunder upon a termination of such Participant’s employment with the Manager and its Affiliates.

    3.    Board and Stockholder Approval; Term of the Plan. The Board approved this Plan on February 28, 2025 and the Company’s stockholders approved this Plan on May 5, 2025, to be effective May 5, 2025. From its effectiveness, this Plan will continue in effect for a term of ten (10) years unless terminated earlier pursuant to Section 12, below.

    4.    Administration of this Plan.

        (a)    The Committee shall administer this Plan. If a transaction is intended to be exempt under Rule 16b-3, then it will be structured to satisfy the requirements for exemption under Rule 16b-3.

        (b)    Subject to the provisions of this Plan and Applicable Laws, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by this Plan or pursuant to the authorization of the Board, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant, when Awards are to be granted and the applicable date of grant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award, including the Fair Market Value of Awards; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted under this Plan, including but not limited to, the exercise price, the purchase price, the time or times when Awards may be exercised (which may be based on Performance Criteria), any acceleration of vesting or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or shares of Common Stock relating thereto, based in each case on such factors as the Committee, in its sole discretion, may determine; (viii) amend the terms of any outstanding Award, including the discretionary authority to extend the post-termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided, however, any amendment that would adversely affect the Participant's rights under an outstanding Award will not be made without the Participant's written consent; (ix) allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from shares of Common Stock or cash to be issued upon exercise or vesting of an Award up to the number of shares of Common Stock or cash having a Fair Market Value equal to the amount required to be withheld up to the maximum individual income tax rate in the applicable jurisdiction, with the Fair Market Value of any shares of Common Stock to be withheld is to be determined on the date that the amount of tax to be withheld is to be determined, and all elections by a Participant to have shares of Common Stock or cash withheld for this purpose are to be made in such form and under such conditions as the Committee may deem necessary or advisable; (x) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan. Notwithstanding the foregoing or anything in this Plan to the contrary, no amendment to an outstanding Option may be implemented that would reduce the exercise price of, reprice or cancel and re-grant outstanding Options without the prior affirmative vote of the Company’s stockholders.

        (c)    Except to the extent prohibited by Applicable Law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Subsidiary the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards Eligible Directors or otherwise are subject to Section 16 of the Exchange Act.

        (d)    Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, the Company, any Affiliate of the Company, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

        (e)    No member of the Board, the Committee or any employee or agent of the Company (each such Person, an "Indemnifiable Person") shall be liable for any action taken or omitted to be taken or any determination made with respect to this Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to this Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not become available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Charter or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Charter or Bylaws, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.

        (f)    Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer this Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the New York Stock Exchange or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under this Plan.

        (g)    The Board or the Committee’s decisions, determinations, actions and interpretations shall be final, conclusive and binding on all persons having an interest in this Plan.

    5.    Shares of Common Stock Subject to this Plan; Limitations.

        (a)    Shares of Common Stock Available. Subject to the provisions of Section 11 of this Plan, the maximum aggregate number of shares of Common Stock that may be issued under this Plan is eight hundred thousand (800,000) shares of Common Stock, plus the aggregate number of shares of Common Stock that remain available for issuance (and not subject to outstanding awards) under the Prior Plan as of the date this Plan is approved by the Company’s stockholders, plus all shares of Common Stock subject to Lapsed Awards (defined below) under the Prior Plan. All of the foregoing may be subject to Incentive Stock Option treatment. Shares of Common Stock will not be deemed to have been issued pursuant to this Plan with respect to any portion of an Award that is settled in cash. Any shares of Common Stock that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) (i) to pay the exercise price of an Option granted under this Plan or (ii) to satisfy tax withholding obligations associated with an Option or SAR granted under this Plan shall not become available again for grant under this Plan. Any shares of Common Stock that were subject to a stock-settled SAR granted under this Plan that were not issued upon the exercise of such SAR shall not become available again for grant under this Plan. Any shares of Common Stock that were purchased by the Company on the open market with the proceeds from the exercise of an Option granted under this Plan shall not become available for grant under this Plan. Except as set forth above, any shares of Common Stock that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) to satisfy tax withholding obligations associated with any Award other than an Option or SAR granted under this Plan shall become available again for grant under this Plan.

        (b)    Lapsed Awards. If any outstanding Award under this Plan (or under the Prior Plan) expires or is terminated or canceled without having been exercised or settled in full, or if shares of Common Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares of Common Stock allocable to the terminated portion of such award or the forfeited or repurchased shares of Common Stock will again be available for grant under this Plan (collectively, the "Lapsed Awards"). Similarly, shares of Common Stock subject to Lapsed Awards under the Prior Plan shall add to the maximum number of shares of Common Stock that are available for grant under Section 5(a) of this Plan.

        (c)    Shares of Common Stock under Plans of Acquired Companies. Shares of Common Stock issued or transferred pursuant to an Award granted in substitution for outstanding awards, or in connection with assumed awards, previously granted by a company or other entity acquired by the Company or with which the Company combines, shall not count against the limits in the first sentence of Section 5(a) hereof.

        (d)        Limitations.

            (i)    $100,000 Limitation for Incentive Stock Options. Each Option must be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonqualified Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the shares of Common Stock will be determined as of the time the Options with respect to such shares of Common Stock are granted.

            (ii)    Repricing and Reload Options Prohibited. Except as provided in Section 11, the Company may not, without obtaining stockholder approval: (i) amend or modify the terms of any outstanding Option or SAR to reduce the exercise price of such outstanding Option or SAR; (ii) cancel, exchange or permit or accept the surrender of any outstanding Option or SAR in exchange for an Option or SAR with an exercise price that is less than the exercise price of the original Option or SAR; or (iii) cancel, exchange or permit or accept the surrender of any outstanding Option or SAR in exchange for any other Award, cash or securities for purposes of repricing such Option or SAR.

    6.    Eligibility. Participation in this Plan shall be limited to Eligible Persons.

    7.    Options.

        (a)    General. Each Option granted under this Plan shall be evidenced by an Award Agreement that specifies the exercise price, the term of the Option, the number of Shares subject to the Option, any exercise restrictions applicable to the Option, and such other terms and conditions as the Committee, in its sole discretion, may determine.

        (b)    Term of Option. The term of each Option must be stated in the Award Agreement. In the case of an Incentive Stock Option, the term must be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option must be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

        (c)    Option Exercise Price and Consideration.

            (i)    Exercise Price. The exercise price per Common Stock to be issued pursuant to the exercise of an Option is to be determined by the Committee, subject to the following:

                (1)    In the case of an Incentive Stock Option:

                    (A)    granted to an employee of the Company or any Parent or Subsidiary who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price per Common Stock must be no less than one hundred ten percent (110%) of the Fair Market Value per shares of Common Stock on the date of grant.

                    (B)    granted to any employee of the Company or any Parent or Subsidiary other than an employee described in paragraph (A) immediately above, the exercise price per Common Stock must be not less than one hundred percent (100%) of the Fair Market Value per Common Stock on the date of grant.

                (2)    In the case of a Nonqualified Stock Option, the exercise price per Common Stock will be determined by the Committee, but must not be less than the Fair Market Value per Common Stock on the date of grant unless the terms of such Nonqualified Stock Option comply with Section 409A of the Code.

                (3)    Notwithstanding the foregoing, Options may be granted with an exercise price per Common Stock that is less than one hundred percent (100%) of the Fair Market Value per

Common Stock on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

            (ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Committee will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. The Committee may, in its sole discretion, accelerate the satisfaction of such conditions at any time.

        (d)    Form of Consideration. The Committee will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee will determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

            (i)    cash or cash equivalents;

            (ii)    check;

            (iii)    in the discretion of the Committee, surrendering or attesting to the ownership of shares of Common Stock that are already owned by the Participant that meet the conditions established by the Committee to avoid adverse accounting consequences, valued at their Fair Market Value on the date the Option is exercised;

            (iv)    in the discretion of the Committee, payment may be made in whole or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell shares of Common Stock and to deliver all or part of the sales proceeds to the Company in payment of all or part of the exercise price and/or any withholding taxes;

            (v)    in the discretion of the Committee, through a "net exercise" such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of shares of Common Stock equal to (A) the number of shares of Common Stock as to which the Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Fair Market Value per shares of Common Stock(on such date as is determined by the Committee) less the exercise price per share of Common Stock, and the denominator of which is such Fair Market Value per shares of Common Stock. The number of net shares of Common Stock to be received shall be rounded down to the nearest whole number of shares of Common Stock;

            (vi)    in the discretion of the Committee, a reduction in the amount of any Company liability owed to the Participant;

            (vii)    in the discretion of the Committee, any combination of the foregoing methods of payment; or

            (viii)    in the discretion of the Committee, any other consideration and method of payment for the issuance of shares of Common Stock permitted by Applicable Laws.

        (e)        Exercise of Option.

            (i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted under this Plan will be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, (y) full payment for the shares of Common Stock with respect to which the Option is exercised (including provision for any applicable tax withholding), and (z) all representations and documents reasonably requested by the Committee. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and this Plan. Shares of Common

Stock issued upon exercise of an Option must be issued in the name of the Participant. Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to shares of Common Stock subject to the Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such shares of Common Stock promptly after the Option is exercised. No adjustment is to be made for a dividend or other right for which the record date is prior to the date shares of Common Stock are issued, except as provided in Section 11 or the applicable Award Agreement. Exercising an Option in any manner will decrease the number of shares of Common Stock thereafter available for sale under the Option, by the number of shares of Common Stock as to which the Option is exercised.

            (ii)    Termination of Relationship as an Eligible Person (Other than Death or Disability). If a Participant ceases to be an Eligible Person, other than upon the Participant's death or Disability, the Participant may exercise the vested portion of his or her Option within the time period specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised after the Participant ceasing to be an Eligible Person, the vested portion of such Option will be exercisable for three (3) months after the Participant ceases to be an Eligible Person (other than upon the Participant's death or Disability). Unless otherwise provided by the Committee, if the Participant is not vested as to his or her entire Option on the date the Participant ceases to be an Eligible Person (other than upon the Participant's death or Disability), then immediately thereafter, shares of Common Stock covered by the unvested portion of the Option shall be forfeited. Additionally, if the Participant does not exercise his or her Option as to all of the vested shares of Common Stock within the time period specified herein, then immediately thereafter, the Option will terminate and the shares of Common Stock covered by the unexercised portion of the Option shall be forfeited.

            (iii)    Disability of Participant. If a Participant ceases to be an Eligible Person as a result of his or her Disability, the Participant may exercise the vested portion of his or her Option within the time period specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised after the Participant ceasing to be an Eligible Person as a result of his or her Disability, the vested portion of such Option will be exercisable for twelve (12) months after the Participant ceasing to be a Service Provider as a result of his or her Disability. Unless otherwise provided by the Committee, if the Participant is not vested as to the Participant's entire Option on the date he or she ceases to be an Eligible Peron as a result of his or her Disability, then immediately thereafter, the shares of Common Stock covered by the unvested portion of the Option shall be forfeited. Additionally, if the Participant does not exercise his or her Option as to all of the vested shares of Common Stock within the time period specified herein, then immediately thereafter, the Option will terminate and the shares of Common Stock covered by the unexercised portion of the Option shall be forfeited.

            (iv)    Death of Participant. If a Participant dies while an Eligible Person, the vested portion of the Option may be exercised within the time period specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement), by the beneficiary designated by the Participant prior to his or her death; provided that such designation must be acceptable to the Committee. If no beneficiary has been designated by the Participant, then the vested portion of the Option may be exercised by the personal representative of the Participant's estate, or by the persons to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised after a Participant's death, the vested portion of such Option will be exercisable for twelve (12) months after his or her death. Unless otherwise provided by the Committee, if the Participant is not vested as to his or her entire Option on the date he or she ceases to be an Eligible Person as a result of the Participant's death, then immediately thereafter, the shares of Common Stock covered by the unvested portion of the Option shall be forfeited. Additionally, if the Participant's beneficiary, personal representative or permitted transferee does not exercise the Option as to all of the vested shares of Common Stock within the time period specified herein, then immediately thereafter, the Option will terminate.

8.        Stock Appreciation Rights.

        (a)    Grant of SARs. Subject to the terms and conditions of this Plan, a SAR may be granted to an Eligible Person at any time and from time to time as may be determined by the Committee, in its sole discretion. The Committee has complete discretion to determine the number of SARs granted to any Eligible Person. Subject to the provisions of Section 4, the Committee has complete discretion to determine the terms and conditions of SARs granted under this Plan, including the sole discretion to accelerate exercisability at any time, but the exercise price per share of Common Stock that will determine the amount of the payment the Company receives upon exercise of a SAR will not be less than the Fair Market Value per share of Common Stock on the date of grant unless the terms of such SAR comply with Section 409A of the Code.

        (b)    SAR Agreement. Each SAR grant must be evidenced by an Award Agreement that specifies the exercise price, the term, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, may determine.

        (c)    Expiration of SARs. A SAR granted under this Plan will expire upon the date determined by the Committee, in its sole discretion, as set forth in the Award Agreement; but no SAR may be exercisable later than ten (10) years after the date of grant. Notwithstanding the foregoing, Sections 7(e)(ii), 7(e)(iii) and 7(e)(iv) also apply to SARs.

        (d)    Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

            (i)    The excess of the Fair Market Value of a share of Common Stock on the date of exercise over the exercise price; by

            (ii)    The number of shares of Common Stock with respect to which the SAR is exercised.

    At the sole discretion of the Committee, the payment upon the exercise of a SAR may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

    9.    Restricted Stock and Restricted Stock Units.

        (a)    Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant shares of Common Stock of Restricted Stock and Restricted Stock Units to Eligible Persons in such amounts as the Committee, in its sole discretion, determines.

        (b)    Award Agreement. Each Award of Restricted Stock or Restricted Stock Unit must be evidenced by an Award Agreement that specifies the number of shares of Common Stock or Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, may determine.

        (c)    Removal of Restrictions. The Committee may, in its sole discretion, accelerate the time at which any restrictions will lapse or be removed.

        (d)    Voting Rights. Participants holding shares of Common Stock of Restricted Stock may exercise full voting rights with respect to those shares of Common Stock, unless the Committee determines otherwise. Participants holding Restricted Stock Units shall have no voting rights with respect to shares of Common Stock represented by such Restricted Stock Units until the date of the issuance of such shares of Common Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

        (e)    Dividends and Dividend Equivalent Rights. Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such shares of Common Stock; provided, however, that if so determined by the Committee and provided by the Award Agreement, such dividends and distributions shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders. With respect to Restricted Stock Units, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on shares of Common Stock during the period beginning on the date such Award is granted and ending, with respect to each shares of Common Stock subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Unless otherwise determined by the Committee, such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally granted.

    10.    Other Stock-Based Awards. The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, and other Awards denominated in or based upon Common Stock (including, without limitation, performance shares or performance units and other cash-based awards), under this Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under this Plan shall be evidenced by an Award Agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement or other form evidencing such Award.

    11.    Adjustments; Dissolution or Liquidation; Change in Control.

        (a)    Adjustments. In the event of (i) any dividend (other than non-recurring dividends or distributions), recapitalization, stock split, reverse stock split, reorganization, liquidation, dissolution, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including, without limitation, a Change in Control); or (ii) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate of the Company, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment will be made, then the Committee shall make any such proportionate substitution or adjustment, if any, as it deems equitable, including without limitation, adjusting any or all of (A) the number of shares of Common Stock that may be issued under this Plan, or any other limit applicable under this Plan with respect to the number of shares of Common Stocks of Common Stock or Awards which may be granted hereunder; and (B) the terms of any outstanding Award, including, without limitation, (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate; (ii) the exercise price or strike price with respect to any Award; or (iii) any applicable performance measures (including, without limitation, Performance Criteria); provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment under this Section 11(a) shall be conclusive and binding for all purposes.

        (b)    Change in Control. This Section 11(b) will apply except to the extent otherwise provided in the Award Agreement:

            (i)    Assumption, Continuation or Substitution. In the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to Awards that are assumed or substituted, if on the date of or following the assumption or substitution, the Participant's status as a Eligible Person is terminated without Cause within eighteen (18) months following the date of the Change in Control, then all restrictions on Awards granted to such Participant will lapse, and the Participant will fully vest in and have the right to exercise, if applicable, his or her Awards, and, to the extent applicable, all Performance Goals and other vesting criteria will be deemed achieved at target levels and all other terms and conditions deemed satisfied. Unless determined otherwise by the Committee, if the successor corporation refuses to assume or substitute for the Award, then immediately prior to such Change in Control, all outstanding Awards shall become fully vested, all applicable restrictions shall lapse, all performance objectives, Performance Criteria and other vesting criteria shall be deemed achieved at targeted levels and, with respect to Options or SARs, Participants shall have the right to exercise the Option or SAR as to all of the Awarded Stock, including shares of Common Stock as to which it would not otherwise be vested or exercisable. If an Option or SAR is not assumed or substituted on the Change in Control, the Committee shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of up to 15 days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For purposes of this Section 11(b)(i), an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each shares of Common Stock subject to an Award immediately prior to the Change in Control, the consideration (whether securities, cash or property) received in the Change in Control by holders of Common Stock for each shares of Common Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock). However, if the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received for each shares of Common Stock, and upon the exercise of the Option or SAR for each share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything in this Plan to the contrary, an Award that vests, is earned, or is paid-out upon the satisfaction of one or more performance objectives shall not be considered assumed if the Company or its successor modifies any of the performance objectives without the Participant’s consent; provided, however, a modification to performance objectives only to reflect the successor corporation’s post-Change in Control corporate structure shall not be deemed to invalidate an otherwise valid Award assumption.

            (ii)    Cash-Out of Outstanding Stock-Based Awards. Notwithstanding any provision of Section 11(b)(i) to the contrary, the Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Common Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested shares of Common Stock (and each unvested shares of Common Stock, if so determined by the Committee) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per shares of Common Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per shares of Common Stock, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section 11 (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

    12.    Amendments and Termination.

        (a)    Amendment and Termination of this Plan. The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time.

        (b)    Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws. To the extent it is desired to grant Incentive Stock Options under this Plan, then approval of this Plan by the stockholders of the Company must occur within twelve (12) months before or after the date this Plan is adopted by the Board. Such approval by stockholders of the Company shall be obtained in the degree and manner required under Applicable Law. Incentive Stock Options may be granted, but Incentive Stock Options may not be exercised, prior to approval of this Plan by stockholders of the Company.

        (c)    Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of this Plan will materially or adversely impair the rights of any Participant, unless otherwise mutually agreed upon by the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Termination of this Plan will not affect the Committee’s ability to exercise the powers granted to it under this Plan with respect to Awards granted under this Plan prior to the date of termination. No shares of Common Stock shall be issued or sold under this Plan after the termination thereof, except upon exercise of an Award granted prior to the termination of this Plan. Notwithstanding the foregoing, or anything in this Plan to the contrary, the Committee shall have unilateral authority to amend an Award, without Participant consent, to the minimum extent necessary to comply with Section 409A of the Code and such amendment shall not be deemed to materially impair the rights of such Participant.

    13.    General.

        (a)    Non-Transferability of Awards. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by the Participant. If the Committee makes an Award transferable, such Award may contain such additional terms and conditions as the Committee deems appropriate.

        (b)    Taxes. As a condition to the exercise or settlement of an Award, the Participant shall make such arrangements as the Committee may require for the satisfaction of any applicable withholding taxes arising in connection with the exercise or settlement of an Award under the laws of U.S. federal, state, local or non-U.S. jurisdictions. The Company shall not be required to issue any shares of Common Stock under this Plan until the foregoing obligations are satisfied. Without limiting the generality of the foregoing, upon the exercise or settlement of any Award, the Company shall have the right to withhold taxes from any compensation or other amounts that the Company may owe to the Participant, or to require the Participant to pay to the Company the amount of any taxes that the Company may be required to withhold with respect to the shares of Common Stock issued to the Participant. Without limiting the generality of the foregoing, the Committee in its sole discretion may authorize the Participant to satisfy all or part of any withholding tax liability by: (i) having the Company withhold from the shares of Common Stock that would otherwise be issued upon the exercise or settlement of an Award up to that number of shares of Common Stock having a Fair Market Value, as of the date the withholding tax liability arises, sufficient to satisfy the withholding obligations up to the maximum individual income tax rate in the applicable jurisdiction; and/or (ii) delivering to the Company previously owned and unencumbered shares of Common Stock having a Fair Market Value, as of the date the withholding tax liability arises, equal to the amount of the Company's withholding tax liability to be so satisfied. Subject to the preceding sentence, the exercisability or settlement of any Award Agreement shall be determined by the Committee in its sole discretion.

        (c)    No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or its Affiliates, or other Person, shall have any claim or right to be granted an Award under this Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or its Affiliates, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or any Award Agreement. By accepting an Award under this Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under this Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the date the Award is granted.

        (d)    International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of this Plan and create or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant the Company or its Affiliates.

        (e)    Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.

        (f)    Manager Termination Event. In the event of a Qualifying Manager Termination, and notwithstanding any provision of this Plan to the contrary, all outstanding unvested Awards held by Manager Employees shall vest in full as of such Qualifying Manager Termination. In the event of a Manager Termination Event (other than a Qualifying Manager Termination), including by action of the Manager (other than as a result of the breach by the Company of the Management Agreement) or by action of the Company as a result of the breach by the Manager of the Management Agreement, all vesting with respect to all outstanding unvested Awards held by Manager Employees shall cease, and all such outstanding unvested Awards shall be forfeited to the Company for no consideration as of the date of such Manager Termination Event; provided, that, notwithstanding anything contained in this Plan to the contrary, in connection with any Manager Termination Event, the Committee shall reasonably determine whether or not to permit a Manager Employee to retain, vest or continue to vest in an Award notwithstanding such Manager Termination Event. Any such determination may be set forth in a Manager Employee’s Award Agreement or made as an amendment to a Manager Employee’s Award Agreement on or before such Manager Termination Event. For purposes of this subjection (f), the term "Qualifying Manager Termination" means a (i) Manager Termination Event that occurs by action of the Company (other than as a result of the breach by the Manager of the Management Agreement), (ii) Manager Termination Event that occurs by action of the Manager as a result of the breach by the Company of the Management Agreement, or (iii) a Manager Sale. For purposes of the foregoing, a "Manager Sale" means:

            (i)    the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of the Membership Interests (defined to mean the limited liability company interests of the Manager (and any interests, units or other securities into which such Membership Interests may be converted or into which they may be exchanged)); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Manager Sale: (A) any acquisition by the Manager or any Affiliate of the Manager; (B) any acquisition by any employee benefit plan sponsored or maintained by the Manager or any Affiliate of the Manager; or (C) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant) (each of the entities in (A), (B) and (C) being referred to herein as an "Affiliated Entity");

            (ii)    the sale, transfer or other disposition of all or substantially all of the business or assets of the Manager to any Person that is not an Affiliated Entity; or

            (iii)    the consummation of a reorganization, recapitalization, merger, consolidation, or other similar transaction involving the Manager (i.e., a business combination), unless immediately following such

Business Combination 50% or more of the total voting power of the entity resulting from such business combination is held by Angelo, Gordon & Co., L.P. or one or more of its Affiliates.

        (g)    No Rights as a Stockholder. Except as otherwise specifically provided in this Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.

        (h)    Government and Other Regulations.

            i.    The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under this Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate of the Company issued under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any Affiliate of the Company issued under this Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate of the Company issued under this Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under this Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

            ii.    The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of (1) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable); over (2) the aggregate exercise price or strike price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, or the underlying shares in respect thereof.

        (i)    Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

        (j)    No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate of the Company, on the one hand, and a Participant or other Person, on the other hand. No provision of this Plan or any Award shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under this Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

        (k)    Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by Applicable Law.

        (l)    Governing Law. This Plan shall be governed by and construed in accordance with the internal laws of the State of Maryland applicable to contracts made and performed wholly within the State of Maryland, without giving effect to the conflict of laws provisions thereof.

        (m)    Severability. If any provision of this Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

        (n)    Obligations Binding on Successors. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

        (o)    Section 409A of the Code. It is the intention of the Company that no Award be "deferred compensation" subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise, and this Plan and the terms and conditions of all Awards are to be interpreted accordingly. The following rules will apply to Awards that are intended to comply with Section 409A:

            (i)    Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a "specified employee" (as defined under Section 409A(a)(2)(B)(i) of the Code) will occur no earlier than the expiration of the six-month (6) period following such separation from service.

            (ii)    In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in this Plan or Award Agreement or other governing document, the distribution will be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

            (iii)    Each payment that a Participant may receive with respect to a 409A Award will be treated as a "separate payment" for purposes of Section 409A of the Code.

        (p)    Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant has engaged in or engages in detrimental activity that is in conflict with or adverse to the interest of the Company or any Affiliate of the Company, including, without limitation, fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award Agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, all of the Participant’s outstanding awards will be cancelled and/or the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with Applicable Law.

        (q)    Expenses; Gender; Titles and Headings. The expenses of administering this Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

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